Exhibit 4.8

EXECUTION VERSION

FIRST LIEN/INTERMEDIATE LIEN INTERCREDITOR AGREEMENT

Among

MUVICO, LLC,

CENTERTAINMENT DEVELOPMENT, LLC,

AMC ENTERTAINMENT HOLDINGS, INC.,

THE OTHER GRANTORS PARTY HERETO,

WILMINGTON SAVINGS FUND SOCIETY, FSB,
as the Senior Credit Agreement Agent,

GLAS TRUST COMPANY LLC,
as the Junior Exchangeable Notes Agent,

CSC DELAWARE TRUST COMPANY,
as the Junior Notes Agent,

and

each Additional Junior Agent from time to time party hereto

dated as of July 24, 2025

FIRST LIEN/INTERMEDIATE LIEN INTERCREDITOR AGREEMENT dated as of July 24, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among Muvico, LLC a Texas limited liability company (the “Company”), Centertainment Development, LLC, a Delaware limited liability company (“Holdings”), AMC Entertainment Holdings, Inc., a Delaware corporation (“AMC”), the other Grantors (as defined below) party hereto, WILMINGTON SAVINGS FUND SOCIETY, FSB, as the Senior Credit Agreement Agent, GLAS TRUST COMPANY LLC, as the Junior Exchangeable Notes Agent, CSC DELAWARE TRUST COMPANY, as the Junior Notes Agent, and each Additional Junior Agent that from time to time becomes a party hereto pursuant to Section 9.09.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Senior Credit Agreement Agent (for itself and on behalf of the Senior Credit Agreement Secured Parties), the Junior Exchangeable Notes Agent (for itself and on behalf of the Junior Exchangeable Notes Secured Parties), the Junior Notes Agent (for itself and on behalf of the Junior Notes Secured Parties) and each Additional Junior Agent (for itself and on behalf of the Additional Junior Secured Parties under the applicable Additional Junior Debt Facility) agree as follows:

ARTICLE I

Definitions

Section 1.01.      Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Senior Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“A&R Senior/Junior Lien Intercreditor Agreement” means that certain Amended and Restated First Lien/Second Lien Intercreditor Agreement, dated as of July 24, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), among the Senior Credit Agreement Agent, GLAS Trust Company LLC, as Senior Exchangeable Notes Agent (as defined therein), CSC Delaware Trust Company, as Senior Notes Agent, GLAS Trust Company LLC, as Exchangeable Notes Agent (as defined therein), the other agents and representatives party thereto from time to time, AMC, Holdings, the Company and the other parties thereto from time to time.

“Additional Junior Agent” means the collateral agent, administrative agent and/or trustee (as applicable) or any other similar agent or Person under any Additional Junior Debt Documents, in each case, together with its successors and in such capacity.

“Additional Junior Debt” means any Indebtedness (including guarantees) of the Company or any other Grantor (other than Indebtedness constituting Junior Exchangeable Notes Obligations or Junior Notes Obligations), which Indebtedness and guarantees are secured by the Junior Collateral (or a portion thereof) on a junior basis relative to the Senior Obligations (and not secured by Liens on any other assets of the Company or any Grantor, in each case, except for the Restricted Group Shared Collateral (subject to Article VIII hereof)); provided that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each then-extant Senior Debt Document and each then-extant Junior Debt Document, and (ii) the Representative for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 9.09.

“Additional Junior Debt Documents” means, with respect to any Series of Additional Junior Debt Obligations, the notes, credit agreements, indentures, security documents and other operative agreements evidencing or governing such Additional Junior Debt Obligations and each other agreement entered into for the purpose of securing such Additional Junior Debt Obligations.

“Additional Junior Debt Facility” means, with respect to any Series of Additional Junior Debt, each debt facility, credit agreement, indenture or other governing agreement with respect to such Additional Junior Debt.

“Additional Junior Debt Obligations” means, with respect to any Series of Additional Junior Debt, (a) all principal of, and interest, fees and other amounts (including, without limitation, any interest, fees, and expenses which accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional Junior Debt, (b) all other amounts payable to the related Additional Junior Secured Parties under the related Additional Junior Debt Documents and (c) any Refinancings of the foregoing to the extent designated in writing by the Company to each Representative as “Additional Junior Debt Obligations” for purposes of this Agreement.

“Additional Junior Secured Parties” means, with respect to any Series of Additional Junior Debt Obligations, the holders of such Additional Junior Debt Obligations, the Representative with respect thereto, any trustee or agent therefor under any related Additional Junior Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Company or any Grantor under any related Additional Junior Debt Documents.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“AMC” has the meaning assigned to such term in the preamble hereto.

“AMC UK” means AMC Theatres of UK Limited.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state, or foreign law for the relief of debtors, or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of the assets or liabilities of AMC or any of its subsidiaries, or similar law affecting creditors’ rights generally.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Centertainment Group Grantor” means Holdings, the Company and each of their respective Subsidiaries and AMC UK.

“Collateral” means the Senior Collateral and the Junior Collateral.

“Collateral Documents” means the Senior Collateral Documents and the Junior Collateral Documents.

“Company” has the meaning assigned to such term in the preamble hereto.

“Debt Documents” means the Senior Debt Documents and the Junior Debt Documents.

“Debt Facility” means any Senior Debt Facility and any Junior Debt Facility.

“Deemed Collateral” means any interest of the Company or any other Centertainment Group Grantor in real property, whether as fee owner, lessee, lessor or otherwise.

“Designated Junior Representative” means (i) until the Discharge of the Junior Exchangeable Notes Obligations, the Junior Exchangeable Notes Agent and (ii) from and after the Discharge of the Junior Exchangeable Notes Obligations, (x) the “Controlling Collateral Agent” (or comparable term) as defined in the Junior Lien Intercreditor Agreement or any comparable designated entity under any successor or alternative agreement to the Junior Lien Intercreditor Agreement or (y) in the case that no Junior Lien Intercreditor Agreement or any successor or alternative thereto is then in effect, the remaining Junior Representative.

“Designated Senior Representative” means the Senior Credit Agreement Agent.

“DIP Financing” has the meaning assigned to such term in Section 6.01.

“Discharge” means, with respect to any Debt Facility, the date on which such Debt Facility and the Senior Obligations or Junior Obligations thereunder, as the case may be, are no longer secured by Shared Collateral pursuant to the Debt Documents governing such Debt Facility. The term “Discharged” shall have a corresponding meaning.

“Discharge of Junior Exchangeable Notes Obligations” means the Discharge of the Junior Exchangeable Notes Obligations; provided that the Discharge of Junior Exchangeable Notes Obligations shall not be deemed to have occurred in connection with a Refinancing of such Junior Exchangeable Notes Obligations with an Additional Junior Debt Facility secured by Shared Collateral under one or more Additional Junior Debt Documents which has been designated in writing by the Company to each Representative as the “Exchangeable Notes Indenture” for purposes of this Agreement.

“Discharge of Senior Obligations” means the Discharge of the Senior Credit Agreement Obligations; provided that the Discharge of Senior Obligations shall not be deemed to have occurred in connection with a Refinancing of such Senior Credit Agreement Obligations with any debt facility, credit agreement, indenture or other governing debt agreement secured by Shared Collateral which has been designated in writing by the Company to each Representative as the “Senior Credit Agreement” for purposes of this Agreement.

“First Lien AMC Intercreditor Agreement” means that certain First Lien Intercreditor Agreement, dated as of April 24, 2020, by and among AMC, each Subsidiary of AMC party thereto from time to time, as grantor, Wilmington Savings Fund Society, FSB, as collateral agent for the Credit Agreement Secured Parties (as defined therein), U.S. Bank National Association, as collateral agent with respect to the Initial Additional First Lien Secured Parties (as defined therein), AMC, the other Loan Parties from time to time party thereto and each additional agent from time to time party thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Grantors” means AMC, Holdings, the Company and each other Person that has granted a security interest pursuant to any Collateral Document to secure any Secured Obligations. The Grantors existing on the date hereof are set forth in Annex I hereto.

“Insolvency or Liquidation Proceeding” means:

(a)            any case or proceeding commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(b)            any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c)            any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property” means “Intellectual Property” as defined in the Senior Credit Agreement Security Agreement.

“Joinder Agreement” means a supplement to this Agreement substantially in the form of Annex III required to be delivered by a Representative to the Designated Senior Representative and the Designated Junior Representative pursuant to Section 9.09 in order to include an additional Junior Debt Facility hereunder and to become the Junior Representative hereunder for the Junior Secured Parties under such Junior Debt Facility.

“Junior Class Debt” has the meaning assigned to such term in Section 9.09.

“Junior Class Debt Parties” has the meaning assigned to such term in Section 9.09.

“Junior Class Debt Representative” has the meaning assigned to such term in Section 9.09.

“Junior Collateral” means any “Collateral” as defined in any Junior Debt Document consisting of assets of the Company or any other Centertainment Group Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Junior Collateral Document as security for any Junior Obligation.

“Junior Collateral Documents” means the Junior Exchangeable Notes Security Agreement and the other “Security Documents” as defined in the Junior Exchangeable Notes Indenture, the Junior Notes Security Agreement and the other “Security Documents” as defined in the Junior Notes Indenture, this Agreement and each of the security agreements and other instruments and documents executed and delivered by the Company or any Grantor for purposes of providing collateral security for any Junior Obligation.

“Junior Debt” means any Indebtedness (including guarantees) of the Company or any other Grantor, including Indebtedness of the Company incurred pursuant to the Junior Exchangeable Notes Indenture and the Junior Notes Indenture, which Indebtedness and guarantees are secured by the Junior Collateral on a junior basis relative to the Senior Obligations and the applicable Junior Debt Documents of which provide that such Indebtedness and guarantees are to be secured by such Junior Collateral on a subordinate basis to the Senior Obligations (and which is not secured by Liens on any assets of the Company or any other Grantor other than the Junior Collateral or which are not included in the Senior Collateral, in each case, except for the Restricted Group Shared Collateral (subject to Article VIII hereof)); provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each then-extant Senior Debt Document and Junior Debt Document and (ii) except in the case of Indebtedness of the Company incurred pursuant to the Junior Exchangeable Notes Indenture or the Junior Notes Indenture, the Representative for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 9.09.

“Junior Debt Documents” means (a) the Junior Exchangeable Notes Documents, (b) the Junior Notes Documents, and (c) any Additional Junior Debt Documents.

“Junior Debt Facility” means the Junior Exchangeable Notes Indenture, the Junior Notes Indenture and any Additional Junior Debt Facilities.

“Junior Enforcement Date” means, with respect to any Junior Representative, the date which is 180 days after the occurrence of both (i) an Event of Default (under and as defined in the Junior Debt Document for which such Junior Representative has been named as Representative) and (ii) the Designated Senior Representative’s and each other Representative’s receipt of written notice from such Junior Representative that (x)  an Event of Default under and as defined in the Junior Debt Document for which such Junior Representative has been named as Representative has occurred and is continuing and (y) all of the outstanding Junior Obligations due thereunder are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Junior Debt Documents; provided that the Junior Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred (1) at any time the Designated Senior Representative has commenced and is diligently pursuing any enforcement action with respect to all or a material portion of the Shared Collateral or (2) at any time any Grantor is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Junior Exchangeable Notes Agent” means GLAS Trust Company LLC, as collateral agent for the Junior Exchangeable Notes Secured Parties, together with its successors and permitted assigns and in such capacity.

“Junior Exchangeable Notes Documents” means the Junior Exchangeable Notes Indenture and the other “Exchangeable Notes Documents” as defined in the Junior Exchangeable Notes Security Agreement.

“Junior Exchangeable Notes Indenture” means that certain Indenture, dated as of July 24, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), relating to the Company’s Senior Secured Exchangeable Notes due 2030, among Holdings, the Company, the other Grantors party thereto from time to time, the Junior Exchangeable Notes Trustee and the Junior Exchangeable Notes Agent.

“Junior Exchangeable Notes Obligations” means the “Secured Notes Obligations” as defined in the Junior Exchangeable Notes Security Agreement.

“Junior Exchangeable Notes Secured Parties” means the “Exchangeable Notes Secured Parties” as defined in the Junior Exchangeable Notes Indenture.

“Junior Exchangeable Notes Security Agreement” means the “Security Agreement” as defined in the Junior Exchangeable Notes Indenture.

“Junior Exchangeable Notes Trustee” means GLAS Trust Company LLC, as trustee under the Junior Exchangeable Notes Indenture, together with its successors and permitted assigns and in such capacity.

“Junior Lien Intercreditor Agreement” means that certain First Lien/Second Lien Intercreditor Agreement, dated as of July 24, 2025, by and among AMC, Holdings, the Company, each other subsidiary of Holdings from time to time party thereto, the Junior Exchangeable Notes Agent and the Junior Notes Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Junior Notes Agent” means CSC Delaware Trust Company, as collateral agent for the Junior Notes Secured Parties, together with its successors and permitted assigns and in such capacity.

“Junior Notes Documents” means the Junior Notes Indenture and the other “Secured Notes Documents” as defined in the Junior Notes Security Agreement.

“Junior Notes Indenture” means that certain Indenture, dated as of July 24, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), relating to the Company’s Senior Secured Notes due 2029, among Holdings, the Company, the other Grantors party thereto from time to time, the Junior Notes Trustee and the Junior Notes Agent.

“Junior Notes Obligations” means the “Secured Notes Obligations” as defined in the Junior Notes Security Agreement.

“Junior Notes Secured Parties” means the “Secured Parties” as defined in the Junior Notes Indenture.

“Junior Notes Security Agreement” means the “Security Agreement” as defined in the Junior Notes Indenture.

“Junior Notes Trustee” means CSC Delaware Trust Company, as trustee under the Junior Notes Indenture, together with its successors and permitted assigns and in such capacity.

“Junior Obligations” means (a) the Junior Exchangeable Notes Obligations, (b) the Junior Notes Obligations and (c) any Additional Junior Debt Obligations permitted to be outstanding pursuant to the then extant Senior Obligations and Junior Obligations.

“Junior Representative” means (i) in the case of the Junior Exchangeable Notes Indenture, the Junior Exchangeable Notes Agent, (ii) in the case of the Junior Notes Indenture, the Junior Notes Agent and (iii) in the case of any Additional Junior Debt Facility and the Additional Junior Secured Parties thereunder, each Additional Junior Agent in respect of such Additional Junior Debt Facility that is named as such in the applicable Joinder Agreement.

“Junior Secured Parties” means the Junior Exchangeable Notes Secured Parties, the Junior Notes Secured Parties and any Additional Junior Secured Parties.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease be deemed to constitute a Lien.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Officer’s Certificate” has the meaning assigned to such term in Section 9.08.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, plan of arrangement, agreement for composition, or other type of dispositive restructuring plan proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a).

“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral (or any claim secured by Shared Collateral), any payment or distribution made in respect of Shared Collateral in an Insolvency or Liquidation Proceeding and any amounts received by any Senior Representative or any Senior Secured Party from a Junior Secured Party in respect of Shared Collateral pursuant to this Agreement or any other intercreditor agreement.

“Recovery” has the meaning assigned to such term in Section 6.04.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other Indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such Indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Representatives” means the Senior Representatives and the Junior Representatives.

“Restricted Group” means AMC, American Multi-Cinema, Inc., AMC License Services, LLC, AMC ITD, LLC and AMC Card Processing Services, Inc. and each other entity that guarantees the obligations under the Senior Credit Agreement, but excluding the Centertainment Group Grantors.

“Restricted Group Collateral” means any “Collateral” as defined in any Senior Debt Document or any Junior Debt Document consisting of assets of the Restricted Group or any other assets of the Restricted Group with respect to which a Lien is granted or purported to be granted pursuant to a Senior Collateral Document as security for any Senior Obligation or a Junior Collateral Document as security for any Junior Obligation.

“Restricted Group Shared Collateral” means, at any time, Restricted Group Collateral in which the holders of Senior Obligations under at least one Senior Debt Facility and the holders of Junior Obligations under at least one Junior Debt Facility (or their Representatives) hold a security interest at such time. If, at any time, any portion of the Senior Collateral under one or more Senior Debt Facilities does not constitute Junior Collateral under one or more Junior Debt Facilities, then such portion of such Senior Collateral shall constitute Restricted Group Shared Collateral only with respect to the Junior Debt Facilities for which it constitutes Junior Collateral and shall not constitute Restricted Group Shared Collateral for any Junior Debt Facility which does not have a security interest in such Collateral at such time.

“Secured Obligations” means the Senior Obligations and the Junior Obligations.

“Secured Parties” means the Senior Secured Parties and the Junior Secured Parties.

“Senior Collateral” means any “Collateral” as defined in any Senior Credit Agreement Loan Document or any other Senior Debt Document, in each case, consisting of assets of the Company or any other Centertainment Group Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Senior Collateral Document as security for any Senior Obligation.

“Senior Collateral Documents” means the Senior Credit Agreement Security Agreement and the other “Security Documents” as defined in the Senior Credit Agreement and each of the security agreements and other instruments and documents executed and delivered by the Company or any Grantor for purposes of providing collateral security for any Senior Obligations.

“Senior Credit Agreement” means that certain Credit Agreement, dated as of July 22, 2024 (as amended, restated, amended and restated, supplemented, increased or otherwise modified from time to time), among AMC, the Company, the lenders party thereto from time to time, the Senior Credit Agreement Agent and the other parties party thereto from time to time.

“Senior Credit Agreement Agent” means Wilmington Savings Fund Society, FSB, as administrative agent and as collateral agent for the Senior Credit Agreement Secured Parties, together with its successors and permitted assigns and in such capacity.

“Senior Credit Agreement Loan Documents” means the Senior Credit Agreement and the other “Loan Documents” as defined in the Senior Credit Agreement.

“Senior Credit Agreement Obligations” means the “Secured Obligations” as defined in the Senior Credit Agreement.

“Senior Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Senior Credit Agreement.

“Senior Credit Agreement Security Agreement” means the “Pledge and Security Agreement” as defined in the Senior Credit Agreement.

“Senior Debt Documents” means the Senior Credit Agreement Loan Documents.

“Senior Debt Facilities” means the Senior Credit Agreement.

“Senior Lien” means the Liens on the Senior Collateral in favor of the Senior Secured Parties under the Senior Collateral Documents.

“Senior Obligations” means the Senior Credit Agreement Obligations.

“Senior Representative” means the Senior Credit Agreement Agent.

“Senior Secured Parties” means the Senior Credit Agreement Secured Parties.

“Series” means

(a) (x) with respect to the Senior Secured Parties, the Senior Credit Agreement Secured Parties (in their capacities as such) and

(y) with respect to the Junior Secured Parties, each of (i) the Junior Exchangeable Notes Secured Parties (in their capacity as such), (ii) the Junior Notes Secured Parties (in their capacity as such) and (iii) the Additional Junior Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Representative (in its capacity as such for such Additional Junior Secured Parties) and

(b) (x) with respect to any Senior Obligations, the Senior Credit Agreement Obligations and

(y) with respect to any Junior Obligations, each of (i) the Junior Exchangeable Notes Obligations, (ii) the Junior Notes Obligations and (iii) the Additional Junior Debt Obligations incurred pursuant to any Additional Junior Debt Facility and the related Additional Junior Debt Documents, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Representative (in its capacity as such for such Additional Junior Debt Obligations).

“Shared Collateral” means, at any time, (i) Collateral in which the holders of Senior Obligations under at least one Senior Debt Facility and the holders of Junior Obligations under at least one Junior Debt Facility (or their Representatives) hold a security interest at such time (or, in the case of the Senior Debt Facilities, are deemed to hold a security interest pursuant to Section 2.04), and (ii) all Deemed Collateral. Subject to the next succeeding sentence, if, at any time, any portion of the Senior Collateral under one or more Senior Debt Facilities does not constitute Junior Collateral under one or more Junior Debt Facilities, then such portion of such Senior Collateral shall constitute Shared Collateral only with respect to the Junior Debt Facilities for which it constitutes Junior Collateral and shall not constitute Shared Collateral for any Junior Debt Facility which does not have a security interest in such Collateral at such time. All Deemed Collateral will constitute Shared Collateral for all purposes hereunder, and with respect to all parties hereto, and be subject to the priority scheme provided for herein, including without limitation Article IV hereof, notwithstanding that all or a portion of such Deemed Collateral may not be subject to Liens securing any or all of the Senior Obligations or the Junior Obligations.

“Uniform Commercial Code” or “UCC” means the New York UCC, or the Uniform Commercial Code (or any similar or comparable legislation) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

Section 1.02.      Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive. Notwithstanding any references, including defined terms, contained in this Agreement, references to the Junior Notes Obligations as being “junior” or “subordinate”, shall not be construed as applicable as it relates to Liens granted by the Restricted Group or to the Restricted Group Collateral.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

Section 2.01.     Subordination.

(a)            Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any Junior Representative or any Junior Secured Parties on the Shared Collateral or of any Liens granted to any Senior Representative or the Senior Secured Parties on the Shared Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the UCC, any applicable law, any Junior Debt Document or any Senior Debt Document or any other circumstance whatsoever, each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, hereby agrees that any Lien on the Shared Collateral securing or purporting to secure any (i) Senior Obligations now or hereafter held by or on behalf of any Senior Secured Parties or any Senior Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing or purporting to secure any Junior Obligations, and (ii) Junior Obligations now or hereafter held by or on behalf of any Junior Secured Parties or any Junior Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing or purporting to secure any Senior Obligations.

(b)           All Liens on the Shared Collateral securing or purporting to secure any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing or purporting to secure any Junior Obligations for all purposes, whether or not such Liens securing or purporting to secure any Senior Obligations are subordinated to any Lien on the Shared Collateral securing or purporting to secure any other obligation of the Company, any Centertainment Group Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.

Section 2.02.     Nature of Senior Lender Claims. Each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, acknowledges that the terms of the Senior Debt Documents and the Senior Obligations may be amended, supplemented or otherwise modified, and the Senior Obligations, or a portion thereof, may be Refinanced from time to time subject to the terms set forth in the then-extant Senior Debt Documents and the Junior Debt Documents, in each case, without affecting the provisions hereof (including the lien priorities provided for in Section 2.01). As between the Company and the other Grantors and the Junior Secured Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Company and the Grantors contained in any Junior Debt Document with respect to the incurrence of additional Senior Obligations.

Section 2.03.      Prohibition on Contesting Liens. Each of the Junior Representatives, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, allowability, priority or enforceability of any Lien securing, or the allowability or value of any claims asserted with respect to, any Senior Obligations held (or purported to be held) by or on behalf of any of the Senior Secured Parties or any Senior Representative or other agent or trustee therefor in any Senior Collateral, and the Designated Senior Representative and each other Senior Representative, for itself and on behalf of each Senior Secured Party under its Senior Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, allowability, priority or enforceability of any Lien securing, or the allowability or value of any claims asserted with respect to, any Junior Obligations held (or purported to be held) by or on behalf of any of any Junior Representative or any of the Junior Secured Parties in the Junior Collateral. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of the Designated Senior Representative or any other Senior Representative to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 2.01) or any of the Senior Debt Documents.

Section 2.04.      No New Liens. The parties hereto agree that, so long as the Discharge of Senior Obligations has not occurred (a) no Centertainment Group Grantor shall grant or permit any additional Liens on any asset or property of such Centertainment Group Grantor to secure any Junior Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Centertainment Group Grantor to secure the Senior Obligations and (b) if any Junior Representative or any Junior Secured Party shall hold any Lien on any assets or property of any Centertainment Group Grantor securing any Junior Obligations that are not also subject to the senior-priority Liens securing Senior Obligations under the Senior Collateral Documents, such Junior Representative or Junior Secured Party (i) shall notify the Designated Senior Representative promptly upon becoming aware thereof and, unless such Centertainment Group Grantor shall promptly grant a similar Lien on such assets or property to the Senior Representatives as security for the Senior Obligations, shall assign such Lien to the Senior Representatives as security for the Senior Obligations (but may retain a junior lien on such assets or property subject to the terms hereof) and (ii) until such assignment or such grant of a similar Lien to the Senior Representatives, shall be deemed to hold and have held such Lien for the benefit of the Senior Representatives as security for the Senior Obligations. If any Junior Representative or any Junior Secured Party shall, at any time, receive any proceeds or payment from or as a result of any Liens granted in contravention of this Section 2.04, it shall pay such proceeds or payments over to the Designated Senior Representative in accordance with the terms of Section 4.02. Notwithstanding anything in this Section 2.04 or otherwise in this Agreement, in no event shall the junior priority of liens set forth in this Agreement apply to the Junior Secured Notes as it relates to any assets or property that constitute Restricted Group Collateral.

Section 2.05.      Perfection of Liens. Except for the agreements of the Designated Senior Representative pursuant to Section 5.05, none of the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Junior Representatives or the Junior Secured Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Secured Parties and the Junior Secured Parties and shall not impose on the Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Junior Representatives, the Junior Secured Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

Section 2.06.      [Reserved].

Section 2.07.      Refinancings. The Senior Obligations and the Junior Obligations of any Series may be Refinanced, in whole or in part, in each case, in accordance with the terms of the then-extant Senior Debt Documents and Junior Debt Documents) without notice to, or the consent (except to the extent required under any Senior Debt Document or any Junior Debt Document to permit the Refinancing) of any party hereto; provided that such Refinancing indebtedness shall only be subject to this Agreement if (i) (a) such Refinancing indebtedness is required, pursuant to its terms or pursuant to the terms of any Senior Debt Document or any Junior Debt Document, to be subject to this Agreement, or (b) the Company has elected to subject such Refinanced indebtedness to the terms of this Agreement (except to the extent required under any Senior Debt Document or any Junior Debt Document to permit the Refinancing), and (ii) the collateral agent for the holders of such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness and such collateral agent and Grantors shall have complied with Section 9.09 with respect to such indebtedness.

ARTICLE III

Enforcement

Section 3.01.     Exercise of Remedies.

(a)            So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (i) neither any Junior Representative nor any Junior Secured Party will (x) exercise or seek to exercise any rights or remedies (including setoff or recoupment) with respect to any Shared Collateral in respect of any Junior Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Shared Collateral or any other Senior Collateral by the Designated Senior Representative, any other Senior Representative or any Senior Secured Party in respect of the Senior Obligations, the exercise of any right by the Designated Senior Representative, any other Senior Representative or any Senior Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Designated Senior Representative, any other Senior Representative or any Senior Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the Senior Debt Documents or otherwise in respect of the Senior Collateral or the Senior Obligations, or (z) object to the forbearance by the Senior Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of Senior Obligations and (ii) except as otherwise provided herein, the Designated Senior Representative, the other Senior Representatives and the Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff, recoupment, and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Shared Collateral without the consent of any Junior Representative or any Junior Secured Party (but any such determinations shall be in consultation with the Junior Representatives); provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, any Junior Representative may file a claim, proof of claim, or statement of interest with respect to the Junior Obligations under its Junior Debt Facility, (B) any Junior Representative may take any action in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral, (C) to the extent not otherwise prohibited by this Agreement, any Junior Representative and the Junior Secured Parties may exercise their rights and remedies as unsecured creditors, to the extent provided in Section 5.04, (D) any Junior Representative may exercise the rights and remedies provided for in Section 6.03 and may vote on a proposed Plan of Reorganization in any Insolvency or Liquidation Proceeding of the Company or any other Grantor in accordance with the terms of this Agreement (including Section 6.12), (E) any Junior Representative and the Junior Secured Parties may file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or Liens of the Junior Secured Parties, including any claims secured by the Junior Collateral, in each case in accordance with the terms of this Agreement and (F) from and after the Junior Enforcement Date, the Designated Junior Representative or any person authorized by it may exercise or seek to exercise any rights or remedies with respect to any Shared Collateral in respect of any Junior Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), in each case of clauses (A) through (F) above, to the extent consistent with the terms of this Agreement. In exercising rights and remedies with respect to the Senior Collateral, the Designated Senior Representative, the other Senior Representatives and the Senior Secured Parties may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b)            So long as the Discharge of Senior Obligations has not occurred, each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, agrees that it will not take or receive any Shared Collateral or any Proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any Shared Collateral in respect of Junior Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Obligations has occurred, except as expressly provided in the proviso in Section 3.01(a) and in Article VI, the sole right of the Junior Representatives and the Junior Secured Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Junior Obligations pursuant to the Junior Debt Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Senior Obligations has occurred.

(c)            Subject to the proviso in Section 3.01(a), (i) each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that neither such Junior Representative nor any such Junior Secured Party will take any action that would hinder or delay any exercise of remedies undertaken by the Designated Senior Representative, any other Senior Representative or any Senior Secured Party with respect to the Shared Collateral under the Senior Debt Documents, including any sale, lease, exchange, transfer or other disposition of the Shared Collateral, whether by foreclosure or otherwise, and (ii) each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby waives any and all rights it or any such Junior Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties seek to enforce or collect the Senior Obligations or the Liens granted on any of the Senior Collateral, regardless of whether any action or failure to act by or on behalf of the Designated Senior Representative, any other Senior Representative or any other Senior Secured Party is adverse to the interests of the Junior Secured Parties.

(d)            Each Junior Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Junior Debt Document shall be deemed to restrict in any way the rights and remedies of the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties with respect to the Senior Collateral as set forth in this Agreement and the Senior Debt Documents.

(e)            Subject to the proviso in Section 3.01(a), until the Discharge of Senior Obligations, the Designated Senior Representative or any Person authorized by it shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto. Following the Discharge of Senior Obligations, the Designated Junior Representative or any Person authorized by it shall have the exclusive right to exercise any right or remedy with respect to the Collateral and shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Junior Secured Parties with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Junior Representatives, or for the taking of any other action authorized by the Junior Collateral Documents; provided, however, that nothing in this Section shall impair the right of any Junior Representative or other agent or trustee acting on behalf of the Junior Secured Parties to take such actions with respect to the Collateral after the Discharge of Senior Obligations as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Junior Secured Parties or the Junior Obligations.

Section 3.02.      Cooperation. Subject to the proviso in Section 3.01(a), each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, agrees that, unless and until the Discharge of Senior Obligations has occurred, it will not commence, or join with any Person (other than the Senior Secured Parties and the Designated Senior Representative upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Junior Debt Documents.

Section 3.03.      Actions upon Breach. Should any Junior Representative or any Junior Secured Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, the Designated Senior Representative or any other Senior Representative or other Senior Secured Party (in its or their own name or in the name of the Company or any other Grantor) or the Company may obtain relief against such Junior Representative or such Junior Secured Party by injunction, specific performance or other appropriate equitable relief. Each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, hereby (a) agrees that the Senior Secured Parties’ damages from the actions of the Junior Representatives or any Junior Secured Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Company, any other Grantor or the Senior Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (b) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the Designated Senior Representative, any other Senior Representative or any Senior Secured Party.

ARTICLE IV

Payments

Section 4.01.      Application of Proceeds. After an event of default under any Senior Debt Document has occurred and until such event of default is cured or waived, so long as the Discharge of Senior Obligations has not occurred, (x) any Shared Collateral, (y) any Proceeds thereof or (z) any distributions received on account of claims secured by Shared Collateral (i) in connection with the sale or other disposition of, or collection on, any of the foregoing (x) through (z) or (ii) in any Insolvency or Liquidation Proceeding (including any adequate protection payments) or otherwise, shall in each case be applied by the Designated Senior Representative to the Senior Obligations in such order as specified in the Senior Debt Documents until the Discharge of Senior Obligations has occurred. Upon the Discharge of Senior Obligations, the Designated Senior Representative shall deliver promptly to the Designated Junior Representative any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Junior Representative to the Junior Obligations in such order as specified in the relevant Junior Debt Documents and any Junior Lien Intercreditor Agreement.

Section 4.02.      Payments Over. After an event of default under any Senior Debt Document has occurred and until such event of default is cured or waived, so long as the Discharge of Senior Obligations has not occurred, any Shared Collateral, Proceeds thereof or distributions on account of claims secured by Shared Collateral received by any Junior Representative or any Junior Secured Party (i) in connection with the exercise of any right or remedy (including setoff or recoupment) or otherwise or (ii) in any Insolvency or Liquidation Proceeding (including any adequate protection payments), in each case, shall be segregated and held in trust for the benefit of and forthwith paid over to the Designated Senior Representative for the benefit of the Senior Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, until such time as the Discharge of Senior Obligations shall have occurred. The Designated Senior Representative is hereby authorized to make any such endorsements as agent for each of the Junior Representatives or any such Junior Secured Party. This authorization is coupled with an interest and is irrevocable.

ARTICLE V

Other Agreements

Section 5.01.      Releases.

(a)            Each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that, in the event of a sale, transfer or other disposition of any specified item of Shared Collateral (including all or substantially all of the equity interests of any subsidiary of Holdings) (i) in connection with the exercise of remedies in respect of Shared Collateral by a Senior Representative or (ii) if not in connection with the exercise of remedies in respect of Shared Collateral by a Senior Representative, so long as such sale, transfer or other disposition is permitted by the terms of the Junior Debt Documents and the Senior Debt Documents, the Liens granted to the Junior Representatives and the Junior Secured Parties upon such Shared Collateral (but such Liens shall not be deemed to be so released on the Proceeds thereof that were not applied to the payment of Senior Obligations) to secure Junior Obligations shall terminate and be released, automatically and without any further action, concurrently with or to the same extent as the termination and release of all Liens granted upon such Shared Collateral to secure Senior Obligations. Upon delivery to a Junior Representative of an Officer’s Certificate stating that any such termination and release of Liens securing the Senior Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Junior Secured Parties and the Junior Representatives) and any necessary or proper instruments of termination or release prepared by the Company or any other Centertainment Group Grantor, such Junior Representative will promptly execute, deliver or acknowledge, at the Company’s or the other Centertainment Group Grantor’s sole cost and expense, such instruments to evidence such termination and release of the Liens. Nothing in this Section 5.01(a) will be deemed to affect any agreement of a Junior Representative, for itself and on behalf of the Junior Secured Parties under its Junior Debt Facility, to release the Liens on the Junior Collateral as set forth in the relevant Junior Debt Documents and any Junior Lien Intercreditor Agreement.

(b)            Each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby irrevocably constitutes and appoints each Senior Representative and any officer or agent of each Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Junior Representative or such Junior Secured Party or in such Senior Representative’s own name, from time to time in such Senior Representative’s discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, endorsements or other instruments of transfer or release.

(c)            Unless and until the Discharge of Senior Obligations has occurred, each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby consents to the application, whether prior to or after an event of default under any Senior Debt Document, of proceeds of Shared Collateral to the repayment of Senior Obligations pursuant to the Senior Debt Documents; provided that nothing in this Section 5.01(c) shall be construed to prevent or impair the rights of the Junior Representatives or the Junior Secured Parties to receive proceeds in connection with the Junior Obligations not otherwise in contravention of this Agreement.

(d)            Notwithstanding anything to the contrary in any Junior Collateral Document, in the event the terms of a Senior Collateral Document and a Junior Collateral Document each require any Centertainment Group Grantor to (i) make payment in respect of any item of Shared Collateral, (ii) deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder, (v) hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, both any Designated Senior Representative and any Junior Representative or Junior Secured Party, such Grantor may, until the applicable Discharge of Senior Obligations has occurred, comply with such requirement under the Junior Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Designated Senior Representative.

Section 5.02.      Insurance and Condemnation Awards. Unless and until the Discharge of Senior Obligations has occurred, the Designated Senior Representative and the Senior Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Debt Documents, (a) to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder and (b) to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. Unless and until the Discharge of Senior Obligations has occurred, all proceeds of any such policy and any such award, if in respect of the Shared Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of Senior Obligations, to the Designated Senior Representative for the benefit of Senior Secured Parties pursuant to the terms of the Senior Debt Documents, (ii) second, after the occurrence of the Discharge of Senior Obligations, to the Designated Junior Representative for the benefit of the Junior Secured Parties pursuant to the terms of the applicable Junior Debt Documents and Junior Lien Intercreditor Agreements and (iii) third, if no Senior Obligations or Junior Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Junior Representative or any Junior Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Designated Senior Representative in accordance with the terms of Section 4.02.

Section 5.03.     Amendments to Junior Collateral Documents.

(a)            Without the prior written consent of the Designated Senior Representative, no Junior Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Junior Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement. The Company agrees to deliver to the Designated Senior Representative copies of (i) any amendments, supplements or other modifications to the Junior Collateral Documents and (ii) any new Junior Collateral Documents promptly after effectiveness thereof.

(b)            In the event that any Senior Representative enters into any amendment, waiver or consent in respect of any of the Senior Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Designated Senior Representative, the Senior Secured Parties, the Company or any other Grantor thereunder in respect of any of the Shared Collateral (including the release of any Liens in Senior Collateral), then such amendment, waiver or consent shall apply automatically to any comparable provision of the comparable Junior Collateral Documents without the consent of any Junior Representative or any Junior Secured Party and without any action by any Junior Representative, the Company or any other Grantor; provided, however, that (A) no such amendment, waiver or consent shall have the effect of (i) releasing any Lien on any Shared Collateral securing the applicable Junior Obligations, except to the extent that a release of such Lien is permitted by Section 5.01 and provided that there is a corresponding release of the Lien on such Shared Collateral securing the Senior Obligations, (ii) imposing duties that are adverse on any Junior Representative without its consent or (iii) altering the terms of the Junior Debt Documents to permit other Liens on the Shared Collateral not permitted under the terms of the Junior Debt Documents as in effect on the date hereof or Article VI and (B) written notice of such amendment, waiver or consent shall have been given to each Junior Representative within 10 Business Days after the effectiveness of such amendment, waiver or consent.

(c)            The Senior Debt Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms without the consent of any Junior Secured Party; provided, however, that, without the consent of the Junior Representatives, no such amendment, restatement, supplement or modification (or successive amendments, restatements, supplements or modifications) shall contravene any provision of this Agreement. The Junior Debt Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms without the consent of any Senior Secured Party; provided, however, that, without the consent of the Senior Representatives, no such amendment, restatement, supplement or modification (or successive amendments, restatements, supplements or modifications) shall contravene any provision of this Agreement.

Section 5.04.      Rights as Unsecured Creditors. The Junior Representatives and the Junior Secured Parties may exercise rights and remedies as unsecured creditors against the Company and any other Grantor in accordance with the terms of the Junior Debt Documents and applicable law so long as such rights and remedies do not violate and are not otherwise inconsistent with any provision of this Agreement. Unless otherwise set forth in this Agreement, nothing in this Agreement shall prohibit the receipt by any Junior Representative or any Junior Secured Party of the required payments of principal, premium, interest, fees and other amounts due under the Junior Debt Documents so long as such receipt is not the direct or indirect result of the exercise by a Junior Representative or any Junior Secured Party of rights or remedies as a creditor in respect of Shared Collateral. In the event any Junior Representative or any Junior Secured Party becomes a judgment lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Junior Obligations, such judgment lien shall be subordinated to the Liens securing Senior Obligations on the same basis as the other Liens securing the Junior Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties may have with respect to the Senior Collateral.

Section 5.05.     Gratuitous Bailee for Perfection.

(a)            Each Senior Representative acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of such Senior Representative, or of agents or bailees of such Senior Representative (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, such Senior Representative shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the relevant Junior Representatives, in each case solely for the purpose of perfecting the Liens granted under the relevant Junior Collateral Documents and subject to the terms and conditions of this Section 5.05.

(b)            In the event that any Senior Representative (or its agents or bailees) has Lien filings against Intellectual Property that is part of the Shared Collateral that are necessary for the perfection of Liens in such Shared Collateral, such Senior Representative agrees to hold such Liens as sub-agent and gratuitous bailee for the relevant Junior Representatives and any assignee thereof, solely for the purpose of perfecting the security interest granted in such Liens pursuant to the relevant Junior Collateral Documents, subject to the terms and conditions of this Section 5.05.

(c)            Except as otherwise specifically provided herein, until the Discharge of Senior Obligations has occurred, each Senior Representative shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the Senior Debt Documents as if the Liens under the Junior Collateral Documents did not exist. The rights of the Junior Representatives and the Junior Secured Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(d)            No Senior Representative shall have any obligation whatsoever to the Junior Representatives or any Junior Secured Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.05. The duties or responsibilities of each Senior Representative under this Section 5.05 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.05 as sub-agent and gratuitous bailee for the relevant Junior Representative for purposes of perfecting the Lien held by such Junior Representative.

(e)            No Senior Representative shall have by reason of the Junior Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Junior Representative or any Junior Secured Party, and each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby waives and releases each Senior Representative from all claims and liabilities arising pursuant to such Senior Representative’s role under this Section 5.05 as sub-agent and gratuitous bailee with respect to the Shared Collateral.

(f)             Upon the Discharge of Senior Obligations, each Senior Representative shall, at the Centertainment Group Grantors’ sole cost and expense, (i) (A) deliver to the Designated Junior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Senior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Centertainment Group Grantor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Centertainment Group Grantor that the Designated Junior Representative is entitled to approve any awards granted in such proceeding. The Company and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Senior Representative for loss or damage suffered by such Senior Representative as a result of such transfer, except for loss or damage suffered by such Senior Representative as a result of its own willful misconduct, gross negligence or bad faith. No Senior Representative has any obligation to follow instructions from the Designated Junior Representative in contravention of this Agreement.

(g)            Neither the Designated Senior Representative nor any of the other Senior Representatives or Senior Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Company or any other Grantor to the Designated Senior Representative, any other Senior Representative or any Senior Secured Party under the Senior Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

Section 5.06.      When Discharge of Senior Obligations Deemed to Not Have Occurred. If, at any time substantially concurrently with or after the Discharge of Senior Obligations has occurred, the Company or any other Centertainment Group Grantor incurs any Senior Obligations (other than in respect of the payment of indemnities surviving the Discharge of Senior Obligations), then the Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Obligations) and the applicable agreement governing such Senior Obligations shall automatically be treated as a Senior Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the granting by the Designated Senior Representative of amendments, waivers and consents hereunder and the agent, representative or trustee for the holders of such Senior Obligations shall be a Senior Representative for all purposes of this Agreement. Upon receipt of notice of such incurrence (including the identity of the new Designated Senior Representative), each Junior Representative (including the Designated Junior Representative) shall promptly (a) enter into such documents and agreements (at the expense of the Company), including amendments or supplements to this Agreement, as the Company or such new Senior Representative shall reasonably request in writing in order to provide the new Senior Representative the rights of a Senior Representative contemplated hereby, (b) deliver to the Designated Senior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Junior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, (c) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Centertainment Group Grantor issued by such insurance carrier and (d) notify any governmental authority involved in any condemnation or similar proceeding involving a Centertainment Group Grantor that the new Designated Senior Representative is entitled to approve any awards granted in such proceeding.

ARTICLE VI

Insolvency or Liquidation Proceedings

Section 6.01.      Financing and Sale Issues. Until the Discharge of Senior Obligations has occurred, if the Company or any other Centertainment Group Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Designated Senior Representative shall desire to consent (or not object) to, as applicable, the sale, use or lease of cash or other collateral or to consent (or not object) to the Company’s or any other Centertainment Group Grantor’s obtaining financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law to be secured by the Senior Collateral (“DIP Financing”), then each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that it will (as applicable) raise no objection to and will not otherwise contest such use of such cash or other collateral or such DIP Financing and, except solely to the extent permitted by Section 6.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing the Senior Obligations are subordinated to or pari passu with the Liens securing such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Junior Obligations are so subordinated to Liens securing Senior Obligations under this Agreement, (y) any adequate protection Liens provided to the Senior Secured Parties, and (z) to any “carve-out” for professional and United States Trustee fees agreed to by the Designated Senior Representative. Until the Discharge of Senior Obligations has occurred, each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, further agrees that it will (as applicable) raise no objection to and will not otherwise contest (a) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Obligations with respect to the Senior Collateral made by Designated Senior Representative, any other Senior Representative or any other Senior Secured Party, (b) any lawful exercise by any Senior Secured Party of the right to credit bid Senior Obligations at any sale of Senior Collateral (including, without limitation, pursuant to Section 363(k) of the Bankruptcy Code or any similar provision under any other applicable Bankruptcy Law) or to exercise any rights under Section 1111(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to the Senior Collateral, (c) any other request for judicial relief made in any court by any Senior Secured Party relating to the lawful enforcement of any Lien on Senior Collateral or (d) any sale or other disposition of any or all of the Senior Collateral for which the Designated Senior Representative has consented that provides, to the extent such sale or other disposition is to be free and clear of Liens, that the Liens securing the Senior Obligations and the Junior Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the Senior Obligations rank to the Liens on the Shared Collateral securing the Junior Obligations pursuant to this Agreement; without limiting the foregoing, each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that it may not raise any objections based on rights afforded by Section 363(e) or Section 363(f) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law. In addition, the Junior Secured Parties are not deemed to have waived any rights to credit bid on the Shared Collateral in any such sale or disposition in accordance with Section 363(k) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law), so long as any such credit bid provides for the payment in full in cash of the Senior Obligations.

Section 6.02.      Relief from the Automatic Stay. Until the Discharge of Senior Obligations has occurred, each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding with respect to any Centertainment Group Grantor or take any action in derogation thereof without the prior written consent of the Designated Senior Representative as it relates exclusively to Shared Collateral.

Section 6.03.      Adequate Protection. Each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that none of them shall object, contest or support any other Person objecting to or contesting (a) any request by the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties for adequate protection in any form, (b) any objection by the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties to any motion, relief, action or proceeding based on the Designated Senior Representative’s or any other Senior Representative’s or Senior Secured Party’s claiming a lack of adequate protection or (c) the allowance and/or payment (whether or not allowed or allowable in any Insolvency or Liquidation Proceeding) of interest, fees, expenses, premiums (including make-whole premiums), and/or other amounts of the Designated Senior Representative, any other Senior Representative or any other Senior Secured Party, including, without limitation, as adequate protection or otherwise. Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, (i) if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of a Lien on additional or replacement collateral and/or a superpriority administrative expense claim in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, then each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, may seek or request adequate protection in the form of (as applicable) a Lien on such additional or replacement collateral and/or a superpriority administrative expense claim, which (A) Lien is subordinated to the Liens securing and providing adequate protection for, and claims with respect to, the Senior Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing and claims with respect to the Junior Obligations are so subordinated to the Liens securing and claims with respect to the Senior Obligations under this Agreement and (B) superpriority administrative expense claim is subordinated to all superpriority administrative expense claims of the Senior Secured Parties on the same basis as the other claims of the Junior Secured Parties are so subordinated to the claims of the Senior Secured Parties under this Agreement and and (ii) in the event any Junior Representatives, for themselves and on behalf of the Junior Secured Parties under their Junior Debt Facilities, seek or request adequate protection and such adequate protection is granted in the form of (as applicable) a Lien on additional or replacement collateral and/or a superpriority administrative expense claim, then such Junior Representatives, for themselves and on behalf of each Junior Secured Party under their Junior Debt Facilities, agree that the Senior Representatives shall also be granted (as applicable) a senior Lien on such additional or replacement collateral as security and adequate protection for the Senior Obligations and/or a senior superpriority administrative expense claim, and that any Lien on such additional or replacement collateral securing or providing adequate protection for the Junior Obligations and/or superpriority administrative expense claim shall be subordinated to the Liens on such collateral securing and claims with respect to the Senior Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens and claims granted to the Senior Secured Parties as adequate protection on the same basis as the other Liens securing and claims with respect to the Junior Obligations are so subordinated to such Liens securing and claims with respect to Senior Obligations under this Agreement.

Section 6.04.      Preference Issues. If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Company or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be or avoided as fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff, recoupment or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Secured Parties shall still be entitled to a future Discharge of Senior Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

Section 6.05.      Separate Grants of Security and Separate Classifications. Each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Collateral Documents and the Junior Collateral Documents constitute separate and distinct grants of Liens, (b) the Junior Secured Parties’ claims against the Grantors in respect of their Liens on the Shared Collateral constitute junior claims separate and apart (and of a different class) from the senior claims of the Senior Secured Parties against the Grantors in respect of the Shared Collateral, and (c) because of, among other things, their differing rights in the Shared Collateral, the Junior Obligations are fundamentally different from the Senior Obligations and must be separately classified in any Plan of Reorganization proposed, confirmed, or adopted in an Insolvency or Liquidation Proceeding of any Centertainment Group Grantor. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Senior Secured Parties and the Junior Secured Parties in respect of the Shared Collateral constitute only a single class of claims (rather than separate classes of senior and junior secured claims), then each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby acknowledges and agrees that all distributions from the Shared Collateral shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral (with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Junior Secured Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal and pre-petition interest, all amounts owing in respect of post-petition interest, fees, premiums (including make-whole premiums), and expenses (whether or not allowed or allowable in such Insolvency or Liquidation Proceeding) before any distribution is made in respect of the Junior Obligations), with each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby acknowledging and agreeing to turn over to the Designated Senior Representative amounts otherwise received or receivable by them from or on account of the Shared Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Secured Parties. This Section 6.05 is intended to govern the relationship between the classes of claims held by the Junior Secured Parties, on the one hand, and a class of claims held by the Senior Secured Parties, on the other hand, in respect of the Shared Collateral.

Section 6.06.      No Waivers of Rights of Senior Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit the Designated Senior Representative, any other Senior Representative or any other Senior Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Junior Secured Party, including the seeking by any Junior Secured Party of adequate protection or the asserting by any Junior Secured Party of any of its rights and remedies under the Junior Debt Documents or otherwise.

Section 6.07.      Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights set forth herein shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

Section 6.08.      Other Matters. To the extent that any Junior Representative or any Junior Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, such Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, agrees not to assert any such rights with respect to the Shared Collateral without the prior written consent of the Designated Senior Representative.

Section 6.09.      506(c) Claims. Until the Discharge of Senior Obligations has occurred, each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Shared Collateral or other collateral for the Senior Obligations.

Section 6.10.      Reorganization Securities. Without limitation of the provisions of Section 4.01, if, in any Insolvency or Liquidation Proceeding of any Centertainment Group Grantor, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a Plan of Reorganization on account of both the Senior Obligations and the Junior Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations and on account of the Junior Obligations are secured Liens upon the same assets or properties (or any obligor thereon holds any Deemed Collateral or assets of the type included in the definition of “Deemed Collateral”), the provisions of this Agreement (including Article VIII hereof with respect to the Restricted Group Collateral) will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations (and to such Deemed Collateral or assets).

Section 6.11.      Post-Petition Interest. None of the Junior Representatives or any other Junior Secured Party shall oppose or seek to challenge any claim by any Senior Representative or any Senior Secured Party for allowance in any Insolvency or Liquidation Proceeding of any Centertainment Group Grantor of Senior Obligations consisting of claims for post-petition interest, fees, costs, expenses, premiums (including make-whole premiums) and/or other charges, under Section 506(b) of the Bankruptcy Code or otherwise exclusively as it relates to the Shared Collateral governed by this Agreement.

Section 6.12.      Plan Voting. No Junior Representative or any other Junior Secured Party (whether in the capacity of a secured creditor or an unsecured creditor) may propose, support, or vote in favor of any Plan of Reorganization (and each shall be deemed to have voted to reject any Plan of Reorganization) that is inconsistent with, or in violation of, the terms of this Agreement unless such plan (a) pays off, in cash in full, all Senior Obligations or (b) is accepted by the class of holders of Senior Obligations voting thereon in accordance with Section 1126(c) of the Bankruptcy Code.

ARTICLE VII

Reliance; etc.

Section 7.01.      Reliance. The consent by the Senior Secured Parties to the execution and delivery of the Junior Debt Documents to which the Senior Secured Parties have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Secured Parties to AMC or any of its subsidiaries shall be deemed to have been given and made in reliance upon this Agreement. Each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, acknowledges that it and such Junior Secured Parties have, independently and without reliance on the Designated Senior Representative or any other Senior Representative or other Senior Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Junior Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decision in taking or not taking any action under the Junior Debt Documents or this Agreement.

Section 7.02.      No Warranties or Liability. Each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, acknowledges and agrees that neither the Designated Senior Representative nor any other Senior Representative or other Senior Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Junior Representatives and the Junior Secured Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Designated Senior Representative nor any other Senior Representative or other Senior Secured Party shall have any duty to any Junior Representative or Junior Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with AMC or any of its subsidiaries (including the Junior Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Junior Representatives and the Junior Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the Senior Obligations, the Junior Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.

Section 7.03.     Obligations Unconditional. All rights, interests, agreements and obligations of the Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Junior Representatives and the Junior Secured Parties hereunder shall remain in full force and effect irrespective of:

(a)            any lack of validity or enforceability of any Senior Debt Document or any Junior Debt Document;

(b)            any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Junior Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Senior Debt Document or of the terms of any Junior Debt Document;

(c)            any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Junior Obligations or any guarantee thereof;

(d)            the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e)            any other circumstances that otherwise might constitute a defense available to, or a discharge of, (i) the Company or any other Grantor in respect of the Senior Obligations or (ii) any Junior Representative or Junior Secured Party in respect of this Agreement.

ARTICLE VIII

Turnover Provision

Section 8.01.      Turnover Provision. Notwithstanding anything contained herein or in any other Debt Document to the contrary, after an event of default under any Senior Debt Document has occurred and until such event of default is cured or waived, so long as the Discharge of Senior Obligations has not occurred (after the occurrence of which this Section 8.01 shall no longer be operative), (x) any Restricted Group Shared Collateral, (y) any Proceeds thereof or (z) any distributions received on account of the Junior Exchangeable Notes Obligations from the Restricted Group (whether or not on account of Restricted Group Shared Collateral) (i) in connection with the sale or other disposition of, or collection on, any of the foregoing (x) through (z) or (ii) in any Insolvency or Liquidation Proceeding of any member of the Restricted Group (including any adequate protection payments) or otherwise, in each case (x) through (z), received by any Junior Exchangeable Notes Secured Party or Junior Exchangeable Notes Agent shall be segregated from the other funds and property of such Junior Exchangeable Notes Secured Party or Junior Exchangeable Notes Agent, as the case may be, and received and held in trust by such Junior Exchangeable Notes Secured Party or Junior Exchangeable Notes Agent, as the case may be, as trustee, and shall be forthwith paid over, in the same form as received, with any necessary endorsements (but without any express or implied representation or warranty), and applied (i) FIRST, to the payment of all amounts owing to each Senior Representative (in its capacity as such) pursuant to the terms of the applicable Senior Debt Documents, and (ii) SECOND, until the Discharge of Senior Obligations, to the payment in full of the Senior Obligations of each Series on a ratable basis, with such amounts to be applied to the Senior Obligations of a given Series in accordance with the terms of the applicable Senior Debt Documents; the foregoing turnover provision shall apply to all cash and any other assets removed from any premises of any member of the Restricted Group by or on behalf of Junior Exchangeable Notes Agent or otherwise received by or on behalf of Junior Exchangeable Notes Agent in any manner, in each case, in connection with any enforcement action. After the Discharge of the Senior Obligations and/or the Discharge of the Junior Exchangeable Notes Obligations (or any Permitted Refinancing thereof), this turnover provision (and any definitions only existing for purposes of this Section) shall no longer apply.

ARTICLE IX.

Miscellaneous

Section 9.01.      Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any Senior Debt Document or any Junior Debt Document (in each case, other than the First Lien AMC Intercreditor Agreement) as it relates to Shared Collateral, the provisions of this Agreement shall govern.

Notwithstanding the foregoing, the relative rights and obligations of the Junior Representatives and the Junior Secured Parties (as amongst themselves) with respect to any Junior Collateral shall be governed by the terms of the applicable Junior Lien Intercreditor Agreement(s) and in the event of any conflict between the applicable Junior Lien Intercreditor Agreement(s) and this Agreement, with respect to the Junior Representatives and the Junior Secured Parties (as amongst themselves), the provisions of the applicable Junior Lien Intercreditor Agreement(s) shall control, in each case as applicable.

Notwithstanding anything to the contrary in the A&R Senior/Junior Lien Intercreditor Agreement, the relative rights and obligations of the Secured Parties (as defined herein) (as amongst themselves) with respect to any Shared Collateral shall be governed by the terms of this Agreement and in the event of any conflict between the A&R Senior/Junior Lien Intercreditor Agreement and this Agreement, with respect to the Secured Parties (as amongst themselves), the provisions of this Agreement shall control, in each case as applicable.

Section 9.02.      Continuing Nature of this Agreement; Severability. Subject to Section 5.06 and Section 6.04, this Agreement shall continue to be effective until the Discharge of Senior Obligations shall have occurred. This is a continuing agreement of Lien subordination, and the Senior Secured Parties may continue, at any time and without notice to the Junior Representatives or any Junior Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor constituting Senior Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.03.      Amendments; Waivers.

(a)            No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)            Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Representative (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Company’s consent or which increases the obligations or reduces the rights of the Company or any other Grantor, with the consent of the Company).

(c)            Notwithstanding the foregoing, without the consent of any Secured Party, any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 9.09 of this Agreement and upon such execution and delivery, such Representative and the Secured Parties and Senior Obligations or Junior Obligations of the Debt Facility for which such Representative is acting shall be subject to the terms hereof.

(d)            Notwithstanding the foregoing, without the consent of any other Representative or Secured Party, the Designated Senior Representative may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional Junior Debt Obligations in compliance with the Senior Credit Agreement, the Junior Exchangeable Notes Indenture, the Junior Notes Indenture and any Additional Junior Debt Documents.

Section 9.04.      Information Concerning Financial Condition of the Company and the other Grantors. The Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Designated Junior Representative, the other Junior Representatives and the Junior Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and the other Grantors and all endorsers or guarantors of the Senior Obligations or the Junior Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Junior Obligations. The Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Designated Junior Representative, the other Junior Representatives and the Junior Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Designated Senior Representative, any other Senior Representative, any Senior Secured Party, any Designated Junior Representative, any other Junior Representative or any Junior Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Designated Junior Representative, the other Junior Representatives and the Junior Secured Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

Section 9.05.      Subrogation. Each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, hereby agrees not to assert any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred.

Section 9.06.      Application of Payments. Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Debt Documents. Except as otherwise provided herein, each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

Section 9.07.      Additional Grantors. AMC agrees that, if any subsidiary of AMC shall become a Grantor after the date hereof, it will promptly cause such subsidiary to become party hereto by executing and delivering an instrument in the form of Annex II. Upon such execution and delivery, such subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 9.08.      Dealings with Grantors. Upon any application or demand by the Company or any Grantor to the Designated Senior Representative or the Designated Junior Representative to take or permit any action under any of the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), any such Company or Grantor, as appropriate, shall furnish to the Designated Junior Representative or the Designated Senior Representative a certificate of an appropriate officer (an “Officer’s Certificate”) stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

Section 9.09.      Additional Debt Facilities. To the extent, but only to the extent, permitted by the provisions of the then-extant Senior Debt Documents and the Junior Debt Documents, the Company or any other Grantor may incur or issue and sell one or more series or classes of Additional Junior Debt. Any such additional class or series of Additional Junior Debt (the “Junior Class Debt”) may be secured by a junior priority, subordinated Lien on Shared Collateral, in each case under and pursuant to the Junior Collateral Documents for such Junior Class Debt, if and subject to the condition that the Representative of any such Junior Class Debt (each, a “Junior Class Debt Representative”), acting on behalf of the holders of such Junior Class Debt (such Representative and holders in respect of any such Junior Class Debt being referred to as the “Junior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (v), as applicable, of this Section 9.09. In order for a Junior Class Debt Representative to become a party to this Agreement:

(i)             such Junior Class Debt Representative shall have executed and delivered a Joinder Agreement to the Designated Senior Representative and the Designated Junior Representative substantially in the form of Annex III (with such changes as may be reasonably approved by the Designated Senior Representative and such Junior Class Debt Representative) pursuant to which it becomes a Representative hereunder, and the Junior Class Debt in respect of which such Junior Class Debt Representative is the Representative and the related Junior Class Debt Parties become subject hereto and bound hereby;

(ii)            the Company shall have delivered to the Designated Senior Representative and the Designated Junior Representative true and complete copies of each of the Junior Debt Documents relating to such Junior Class Debt, certified as being true and correct by a Responsible Officer of the Company;

(iii)           in the case of any Junior Class Debt, all filings, recordations and/or amendments or supplements to the Junior Collateral Documents necessary to confirm and perfect the junior priority Liens securing the relevant Junior Obligations relating to such Junior Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordings have been taken in the reasonable judgment of the Designated Junior Representative), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of the Designated Senior Representative);

(iv)           the Company shall have delivered to the Designated Senior Representative and the Designated Junior Representative an Officer’s Certificate stating that such Additional Junior Debt Obligations are permitted by each applicable Junior Debt Document to be incurred, or to the extent a consent is otherwise required to permit the incurrence of such Additional Junior Debt Obligations under any applicable Junior Debt Document, the relevant Grantors have obtained the requisite consent; and

(v)            the Junior Debt Documents relating to such Junior Class Debt shall provide, in a manner reasonably satisfactory to the Designated Senior Representative, that each Junior Class Debt Party with respect to such Junior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Junior Class Debt.

Section 9.10.      Consent to Jurisdiction; Waivers. The Designated Senior Representative and each other Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally:

(a)            submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)            consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)            agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 9.11;

(d)            agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and

(e)            waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 9.10 any special, exemplary, punitive or consequential damages.

Section 9.11.     Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(a)            if to AMC, Holdings, the Company or any other Grantor, to such Person in the care of:

AMC Entertainment Holdings, Inc.
One AMC Way
11500 Ash Street, Leawood, KS 66211
Attention: General Counsel
Email: egladbach@amctheatres.com

With a copy to:

Weil, Gotshal & Manges LLP
200 Crescent Court, Suite 300
Dallas, TX 75201-6950
Attention: Vynessa Nemunaitis
Email: vynessa.nemunaitis@weil.com

(b)            if to the Senior Credit Agreement Agent or Designated Senior Representative, to it at:

Wilmington Savings Fund Society, FSB, as Senior Credit Agreement Agent
500 Delaware Avenue
Wilmington, DE 19801
Attention: Patrick Healy
Email: phealy@wsfsbank.com

With a copy to:

ArentFox Schiff LLP
1301 Avenue of the Americas, 42nd Floor
New York, New York 10019
Attention: Jeffrey R. Gleit
Email: Jeffrey.gleit@afslaw.com

(c)            if to the Junior Exchangeable Notes Agent, to it at:

GLAS Trust Company LLC, as Exchangeable Notes Agent
3 Second Street, Suite 206
Jersey City, NJ 07311
Attention: Account Administrator – AMC
Fax: 212-202-6246
Email: ClientServices.Americas@glas.agency

(d)            if to the Junior Notes Agent, to it at:

CSC Delaware Trust Company
251 Little Falls Drive
Wilmington, DE 19808
Attention: Corporate Trust
Email: USTrustAgency@delawaretrust.com

(e)            if to any other Representative, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 9.09.

Any party hereto may change its address, fax number or email address for notices and other communications hereunder by notice to the other parties hereto. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among the Designated Senior Representative and each other Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

Section 9.12.      Further Assurances. Each Senior Representative, on behalf of itself and each Senior Secured Party under its Senior Debt Facility, and each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

Section 9.13.      GOVERNING LAW; WAIVER OF JURY TRIAL.

(A)            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(B)            EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 9.14.      Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement. No other Person shall have or be entitled to assert rights or benefits hereunder.

Section 9.15.      Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.16.      Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 9.17.      Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Senior Credit Agreement Agent represents and warrants that this Agreement is binding upon the Senior Credit Agreement Secured Parties. The Junior Exchangeable Notes Agent represents and warrants that this Agreement is binding upon the Junior Exchangeable Notes Secured Parties. The Junior Notes Agent represents and warrants that this Agreement is binding upon the Junior Notes Secured Parties.

Section 9.18.      Provisions Solely to Define Relative Rights. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Junior Representatives and the Junior Secured Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Secured Obligations as and when the same shall become due and payable in accordance with their terms.

Section 9.19.      Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto.

Section 9.20.      Senior Credit Agreement Agent, Junior Exchangeable Notes Agent and Junior Notes Agent. It is understood and agreed that (a) the Senior Credit Agreement Agent is entering into this Agreement in its capacity as administrative agent and collateral agent under the Senior Credit Agreement and the provisions of Article VIII of the Senior Credit Agreement applicable to it as administrative agent and collateral agent thereunder shall also apply to it as Designated Senior Representative hereunder, (b) the Junior Exchangeable Notes Agent is entering into this Agreement in (i) its capacity as trustee and collateral agent under the Junior Exchangeable Notes Documents and the provisions of Article VII of the Junior Exchangeable Notes Indenture applicable to the collateral agent thereunder shall also apply to the Junior Exchangeable Notes Agent hereunder and (ii) its capacity as Collateral Agent under the Junior Lien Intercreditor Agreement (if applicable), and the provisions of Article IV of the Junior Lien Intercreditor Agreement (if any) applicable to it as collateral agent thereunder shall also apply to it as Designated Junior Representative hereunder, and (c) the Junior Notes Agent is entering into this Agreement in (i) its capacity as trustee and collateral agent under the Junior Notes Documents and the provisions of Article VII of the Junior Notes Indenture applicable to the collateral agent thereunder shall also apply to the Junior Notes Agent hereunder and (ii) its capacity as Collateral Agent under the Junior Lien Intercreditor Agreement (if applicable), and the provisions of Article IV of the Junior Lien Intercreditor Agreement (if any) applicable to it as collateral agent thereunder shall also apply to it as Junior Notes Agent hereunder.

For the avoidance of doubt, the parties hereto acknowledge that in no event shall the Senior Credit Agreement Agent, the Junior Exchangeable Notes Agent or the Junior Notes Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether any such party has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 9.21.      Relative Rights.

(a)            Notwithstanding anything in this Agreement to the contrary (except to the extent expressly contemplated herein), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of any Senior Debt Documents or any Junior Debt Documents, or permit the Company or any other Grantor to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, any Senior Debt Documents or any Junior Debt Documents, (b) change the relative priorities of the Senior Obligations or the Liens granted under the Senior Collateral Documents on the Shared Collateral (or any other assets) as among the Senior Secured Parties, (c) otherwise change the relative rights of the Senior Secured Parties in respect of the Shared Collateral as among such Senior Secured Parties, (d) change the relative priorities of the Junior Obligations or the Liens granted under the Junior Collateral Documents on the Shared Collateral (or any other assets) as among the Junior Secured Parties, (e) otherwise change the relative rights of the Junior Secured Parties in respect of the Shared Collateral as among such Junior Secured Parties or (f) obligate the Company or any other Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, any Senior Debt Document or any Junior Debt Document.

(b)            Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the First Lien AMC Intercreditor Agreement, or permit the Company, any other Grantor or the Senior Credit Agreement Agent to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the First Lien AMC Intercreditor Agreement or the Junior Notes Indenture, (b) change the relative priorities of the Liens granted under the Senior Collateral Documents on the Restricted Group Collateral (or any other assets of the Restricted Group) as among the Senior Secured Parties and the Junior Notes Secured Parties, or (c) change the relative priorities of the Junior Notes Obligations or the Liens granted under the Junior Notes Documents on the Restricted Group Collateral (or any other assets of the Restricted Group) as among the Senior Secured Parties and Junior Secured Parties.

Section 9.22.      Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

Section 9.23.      Integration. This Agreement, together with the Senior Debt Documents, the Junior Debt Documents, represents the entire agreement of each of the Grantors and the Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, any Representative or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Senior Debt Documents or Junior Debt Documents.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WILMINGTON SAVINGS FUND SOCIETY, FSB,
as Senior Credit Agreement Agent and as Designated Senior Representative

By:	/s/ Anita Woolery
	Name:	Anita Woolery
	Title:	Vice President

GLAS TRUST COMPANY LLC,
as Junior Exchangeable Notes Agent and as Designated Junior Representative

By:	/s/ Irina Golovashchuk
	Name:	Irina Golovashchuk
	Title:	Vice President

CSC DELAWARE TRUST COMPANY,
as Junior Notes Agent

By:	/s/ Gregory Daniels
	Name:	Gregory Daniels
	Title:	Vice President

[Signature Page to First Lien/Intermediate Lien Intercreditor Agreement]

AMC ENTERTAINMENT HOLDINGS, INC.
AMERICAN MULTI-CINEMA, INC.

By:	/s/ Sean D. Goodman
Name: Sean D. Goodman
Title: Executive Vice President, Chief Financial Officer, International and Treasurer

AMC LICENSE SERVICES, LLC
AMC ITD, LLC
AMC CARD PROCESSING SERVICES, INC.

By:	/s/ Sean D. Goodman
Name: Sean D. Goodman
Title: Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to First Lien/Intermediate Lien Intercreditor Agreement]

MUVICO, LLC

By:	/s/ Sean D. Goodman
Name: Sean D. Goodman
Title: Executive Vice President, Chief Financial Officer and Treasurer

CENTERTAINMENT DEVELOPMENT, LLC

By:	/s/ Sean D. Goodman
Name: Sean D. Goodman
Title: President, Chief Financial Officer and Treasurer

[Signature Page to First Lien/Intermediate Lien Intercreditor Agreement]

AMC THEATRES OF UK LIMITED

By:	/s/ Sean D. Goodman
Name: Sean D. Goodman
Title: Director

[Signature Page to First Lien/Intermediate Lien Intercreditor Agreement]

ANNEX I

Grantors

Muvico, LLC

Centertainment Development, LLC

AMC Entertainment Holdings, Inc.

American Multi-Cinema, Inc.

AMC License Services, LLC

AMC ITD, LLC

AMC Card Processing Services, Inc.

AMC Theatres of UK Limited

Annex I

ANNEX II

[Form of] SUPPLEMENT NO. [__], dated as of [__________] [__], 20[__] (this “Supplement”), to the FIRST LIEN/INTERMEDIATE LIEN INTERCREDITOR AGREEMENT, dated as of July 24, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien/Intermediate Lien Intercreditor Agreement”), among AMC Entertainment Holdings, Inc., a Delaware corporation (“AMC”), Centertainment Development, LLC, a Delaware limited liability company (“Holdings”), Muvico, LLC, a Texas limited liability company (the “Company”), the other Grantors (as defined therein) party thereto from time to time, Wilmington Savings Fund Society, FSB, as collateral agent for the Senior Credit Agreement Secured Parties (as defined therein) (in such capacity, the “Senior Credit Agreement Agent”), GLAS Trust Company LLC, as collateral agent for the Junior Exchangeable Notes Secured Parties (as defined therein) (in such capacity, the “Junior Exchangeable Notes Agent”), CSC Delaware Trust Company, as collateral agent for the Junior Notes Secured Parties (as defined therein) (in such capacity, the “Junior Notes Agent”), and each Additional Junior Agent (as defined therein) that from time to time becomes a party thereto.

A.             Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the First Lien/Intermediate Lien Intercreditor Agreement.

B.             The Grantors have entered into the First Lien/Intermediate Lien Intercreditor Agreement. Pursuant to Section 9.07 of the First Lien/Intermediate Lien Intercreditor Agreement, certain newly acquired or organized Subsidiaries of AMC are required to enter into the First Lien/Second Lien Intercreditor Agreement, and may become party to the First Lien/Intermediate Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the First Lien/Intermediate Lien Intercreditor Agreement.

Accordingly, the New Grantor agrees as follows:

Section 1.           In accordance with Section 9.07 of the First Lien/Intermediate Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the First Lien/Intermediate Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the First Lien/Intermediate Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the First Lien/Intermediate Lien Intercreditor Agreement shall be deemed to include the New Grantor. The First Lien/Intermediate Lien Intercreditor Agreement is hereby incorporated herein by reference.

Section 2.           The New Grantor represents and warrants to the Designated Senior Representative and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

Section 3.           This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

Section 4.           Except as expressly supplemented hereby, the First Lien/Intermediate Lien Intercreditor Agreement shall remain in full force and effect.

Section 5.         THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Annex II-1

Section 6.           The provisions of Section 9.10 and Section 9.13(B) of the First Lien/Intermediate Lien Intercreditor Agreement shall apply mutatis mutandis to this Supplement.

Section 7.           In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien/Intermediate Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8.           All communications and notices hereunder shall be in writing and given as provided in Section 9.11 of the First Lien/Intermediate Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Company as specified in the First Lien/Intermediate Lien Intercreditor Agreement.

Section 9.           The Company agrees to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative.

[SIGNATURE PAGES FOLLOW]

Annex II-2

IN WITNESS WHEREOF, the New Grantor has duly executed this Supplement to the First Lien/Intermediate Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:
Name:
Title:

Annex II-3

ANNEX III

[FORM OF] JOINDER NO. [__], dated as of [__________] [__], 20[__] (this “Joinder”), to the FIRST LIEN/INTERMEDIATE LIEN INTERCREDITOR AGREEMENT, dated as of July 24, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien/Intermediate Lien Intercreditor Agreement”), among AMC Entertainment Holdings, Inc., a Delaware corporation (“AMC”), Centertainment Development, LLC, a Delaware limited liability company (“Holdings”), Muvico, LLC, a Texas limited liability company (the “Company”), the other Grantors (as defined therein) party thereto from time to time, Wilmington Savings Fund Society, FSB, as collateral agent for the Senior Credit Agreement Secured Parties (as defined therein) (in such capacity, the “Senior Credit Agreement Agent”), GLAS Trust Company LLC, as collateral agent for the Junior Exchangeable Notes Secured Parties (as defined therein) (in such capacity, the “Junior Exchangeable Notes Agent”), CSC Delaware Trust Company, as collateral agent for the Junior Notes Secured Parties (as defined therein) (in such capacity, the “Junior Notes Agent”), and each Additional Junior Agent (as defined therein) that from time to time becomes a party thereto.

A.             Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien/Intermediate Lien Intercreditor Agreement.

B.             As a condition to the ability of the Company or any other Grantor to incur Junior Debt and to secure such Junior Class Debt with a Lien on the Shared Collateral that is pari passu with the Lien on the Shared Collateral securing the existing Junior Debt and to have such Junior Class Debt guaranteed by the Grantors, in each case under and pursuant to the Junior Collateral Documents, the Junior Class Debt Representative in respect of such Junior Class Debt is required to become a Representative under, and such Junior Class Debt and the Junior Class Debt Parties in respect thereof are required to become subject to and bound by, the First Lien/Intermediate Lien Intercreditor Agreement. Section 9.09 of the First Lien/Intermediate Lien Intercreditor Agreement provides that such Junior Class Debt Representative may become a Representative under, and such Junior Class Debt and such Junior Class Debt Parties may become subject to and bound by, the First Lien/Intermediate Lien Intercreditor Agreement, pursuant to the execution and delivery by the Junior Class Debt Representative of an instrument in the form of this Joinder and the satisfaction of the other conditions set forth in Section 9.09 of the First Lien/Intermediate Lien Intercreditor Agreement. The undersigned Junior Class Debt Representative (the “New Representative”) is executing this Joinder in accordance with the requirements of the Senior Debt Documents and the Junior Debt Documents.

Accordingly, the Designated Senior Representative, the Designated Junior Representative and the New Representative agree as follows:

Section 1.            In accordance with Section 9.09 of the First Lien/Intermediate Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Junior Class Debt and Junior Class Debt Parties become subject to and bound by, the First Lien/Intermediate Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Junior Class Debt Parties, hereby agrees to all the terms and provisions of the First Lien/Intermediate Lien Intercreditor Agreement applicable to it as a Junior Representative and to the Junior Class Debt Parties that it represents as Junior Secured Parties. Each reference to a “Representative”, “Junior Representative” or “Additional Junior Agent” in the First Lien/Intermediate Lien Intercreditor Agreement shall be deemed to include the New Representative. The First Lien/Intermediate Lien Intercreditor Agreement is hereby incorporated herein by reference.

Section 2.           The New Representative represents and warrants to the Designated Senior Representative, the Designated Junior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Joinder, in its capacity as [agent][trustee] under [describe new Junior Debt Facility], (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Junior Debt Documents relating to such Junior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Junior Class Debt Parties in respect of such Junior Class Debt will be subject to and bound by the provisions of the First Lien/Intermediate Lien Intercreditor Agreement as Junior Secured Parties.

Annex III-1

Section 3.           This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when the Designated Senior Representative shall have received a counterpart of this Joinder that bears the signature of the New Representative. Delivery of an executed signature page to this Joinder by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Joinder.

Section 4.            Except as expressly supplemented hereby, the First Lien/Intermediate Lien Intercreditor Agreement shall remain in full force and effect.

Section 5.          THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6.           The provisions of Section 9.10 and Section 9.13(B) of the First Lien/Intermediate Lien Intercreditor Agreement shall apply mutatis mutandis to this Joinder.

Section 7.            In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien/Intermediate Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8.           All communications and notices hereunder shall be in writing and given as provided in Section 9.11 of the First Lien/Intermediate Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

Section 9.           The Company agrees to reimburse the Designated Senior Representative and the Designated Junior Representative for their reasonable out-of-pocket expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative and the Designated Junior Representative.

[Signature Pages Follow]

Annex III-2

IN WITNESS WHEREOF, the New Representative, the Designated Senior Representative and the Designated Junior Representative have duly executed this Joinder to the First Lien/Intermediate Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],
as [__________] for the holders of [__________]

By:
Name:
Title:

Address for notices:

Attention:

Telecopy:

[__________],
as Designated Senior Representative

By:
Name:
Title:

[__________],
as Designated Junior Representative

By:
Name:
Title:

Annex III-3

Acknowledged by:

MUVICO, LLC

By:
Name:
Title:

THE GRANTORS
LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

Annex III-4

Schedule I to the
Joinder to the
First Lien/Intermediate Lien Intercreditor Agreement

Grantors

[__________]

Annex III-5